UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2013

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 11, 2013, Lockheed Martin Corporation committed to a plan to close and consolidate certain facilities and reduce its total workforce by approximately 4,000 positions within the Information Systems & Global Solutions (IS&GS), Mission Systems and Training (MST) and Space Systems business segments. Specifically, IS&GS plans to vacate its leased facility in Goodyear, AR; MST plans to vacate its leased facility in Akron, OH; and Space Systems plans to close its owned facility in Newtown, PA and certain owned buildings at its Sunnyvale, CA facility. The Corporation expects that these workforce reductions, facility closures and consolidation of programs to other Lockheed Martin facilities will be substantially completed by the middle of 2015.

These actions resulted from a strategic review of these businesses’ facility capacity and future workload projections to better align our organization and cost structure and improve the affordability of our products and services given the continued decline in U.S. Government spending as well as the rapidly changing competitive and economic landscape. The Corporation currently estimates that the special charge for severance costs will be approximately $175 million (net of state tax benefits), or approximately $115 million after-tax ($0.35 per diluted share). The Corporation will record the special charge in its fourth quarter results of operations. Upon separation, terminated employees will receive lump-sum severance payments based on years of service, which are expected to be paid through 2015. Incremental costs for accelerated depreciation expense related to long-lived assets at the sites to be closed, costs to relocate equipment and employees and other costs will be expensed as incurred during the fourth quarter of this year and through the completion of the facility closures and consolidations in 2015. In addition, the Corporation expects that a substantial amount of the severance, depreciation and other costs will be recovered by the business segments referenced above in future periods.

Lockheed Martin expects to report its fourth quarter and full year 2013 operating results and to provide its initial outlook for 2014 by issuing a press release on January 23, 2014.

Forward-Looking Statements

Statements in this report concerning the anticipated impact of facilities closings and workforce reductions are based on current assumptions and expectations and are considered forward looking statements under the federal securities laws. Actual results may differ materially due to, among other things, our ability to implement our plans as contemplated, difficulties associated with moving operations or consolidating operations at multiple sites, the impact of the reductions on our ability to attract and retain employees, the willingness of affected employees to move to other locations or take other jobs, our legal obligations, including but not limited to our obligations under Federal labor law and any applicable collective bargaining agreements, economic conditions generally, and the availability of funding for our products and services both domestically and internationally. For a discussion identifying additional important factors that could cause actual results to vary materially from those anticipated in the forward-looking statements, see our filings with the U.S. Securities and Exchange Commission (SEC) including, our Annual Report on Form 10-K for the year ended Dec. 31, 2012 and our 2013 quarterly reports on Form 10-Q. These materials are available at www.lockheedmartin.com/investor, or through the website maintained by the SEC at www.sec.gov. The forward-looking statements are made as of the date of this report and Lockheed Martin undertakes no obligation to update these statements after the date of the report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lockheed Martin Corporation
(Registrant)

Date: November 14, 2013	By:	/s/ Christopher J. Gregoire
Christopher J. Gregoire
Vice President and Controller

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